                                                                     Exhibit 2.1

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                            ASSET PURCHASE AGREEMENT

                                      among

                                   BUCA, INC.

                                       and

                            VT Administrative, Inc.,
               Back Bay Restaurant Associates Limited Partnership,
                Beacon Restaurant Associates Limited Partnership,
               Danvers Restaurant Associates Limited Partnership,
                Dedham Restaurant Associates Limited Partnership,
                Exton Restaurant Associates Limited Partnership,
              Lexington Restaurant Associates Limited Partnership,
                Natick Restaurant Associates Limited Partnership,
                S & S Restaurant Associates Limited Partnership,
              Wynnewood Restaurant Associates Limited Partnership,
                          First Beacon Operating Corp.,
                                First Cole Corp.,
                            First Jordan Corporation,
                            First Julian Corporation,
                             First Lee Corporation,
                             First Michaella Corp.,
                            Seekonk Operating Corp.,
                           Shrewsbury Operating Corp.,
                            First Taylor Corporation,
                           Beacon Street Realty Trust,
                                  Martin Bloom,
                                  Laurel Bloom,
                                Richard Tanz and
                                  Carole Bloom

                          Dated as of December 17, 2001


================================================================================

                                TABLE OF CONTENTS
                                -----------------



1.   PURCHASE AND SALE OF ASSETS...............................................2

   1.1        GENERALLY........................................................2
   1.2        EXCLUDED ASSETS..................................................5

2.   PURCHASE PRICE............................................................6

   2.1        GENERALLY........................................................6
   2.2        PHYSICAL INVENTORY...............................................7
   2.3        PAYMENT OF PURCHASE PRICE........................................7

3.   ASSUMPTION OF LIABILITIES.................................................7

4.   CLOSING...................................................................8

5.   LABOR AND EMPLOYMENT MATTERS..............................................8

   5.1        GENERALLY........................................................8
   5.2        EMPLOYMENT TRANSITION PROVISIONS.................................9

6.   EMPLOYEE BENEFIT MATTERS..................................................9

7.   LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE TO ASSETS......................10

8.   PRORATIONS, APPOINTMENT OF REPRESENTATIVE................................10

9.   REPRESENTATIONS AND WARRANTIES OF SELLERS................................11

   9.1        CORPORATE ORGANIZATION..........................................12
   9.2        QUALIFICATION TO DO BUSINESS....................................12
   9.3        CORPORATE POWER.................................................12
   9.4        CONFLICTING AGREEMENTS, GOVERNMENTAL CONSENTS...................12
   9.5        AUTHORITY.......................................................13
   9.6        ACTIONS, SUITS, PROCEEDINGS.....................................13
   9.7        NO MATERIAL VIOLATIONS..........................................14
   9.8        ENVIRONMENTAL MATTERS...........................................14
   9.9        EMPLOYEES.......................................................16
   9.10       EMPLOYEE PLANS..................................................16
   9.11       LABOR MATTERS...................................................17
   9.12       TITLE TO PERSONAL PROPERTY......................................18
   9.13       CONDITION OF ASSETS.............................................18
   9.14       PAYMENT OBLIGATIONS OF CUSTOMERS................................18
   9.15       CONTRACTS.......................................................19
   9.16       INTELLECTUAL PROPERTY RIGHTS....................................19
   9.17       LICENSES AND PERMITS............................................21
   9.18       FINANCIAL INFORMATION...........................................21
   9.19       TAXES...........................................................22
   9.20       CAPITAL PROJECTS................................................23
   9.21       COMPOSITION OF ASSETS...........................................23
   9.22       INSURANCE.......................................................23
   9.23       BROKERS AND FINDERS.............................................23
   9.24       SUPPLIERS.......................................................23
   9.25       GIFT CERTIFICATES...............................................24
   9.26       EXTENT OF REPRESENTATIONS AND WARRANTIES........................24

10.  REPRESENTATIONS AND WARRANTIES OF BUYER..................................25

   10.1     CORPORATE ORGANIZATION............................................25
   10.2     CONFLICTING AGREEMENTS, GOVERNMENTAL CONSENTS.....................25
   10.3     CORPORATE AUTHORITY...............................................25
   10.4     BROKERS AND FINDERS...............................................26
   10.5     EXTENT OF REPRESENTATIONS AND WARRANTIES..........................26

11.  SELLERS' CLOSING DELIVERIES..............................................26

   11.1     OFFICER'S CERTIFICATE.............................................26
   11.2     LEGAL OPINION.....................................................26
   11.3     CLOSING DOCUMENTS.................................................27
   11.4     OTHER AGREEMENTS..................................................27

12.  BUYERS CLOSING DELIVERIES................................................27

   12.1     OFFICER'S CERTIFICATE.............................................27
   12.2     LEGAL OPINION.....................................................28
   12.3     ASSUMPTION........................................................28

13.  OPERATION OF BUSINESS PRIOR TO CLOSING; COOPERATION......................28

   13.1     MAINTENANCE OF BUSINESS...........................................28
   13.2     EMPLOYEES.........................................................28
   13.3     NO DISPOSITION OF ASSETS..........................................28
   13.4     NO ADDITIONAL LIENS...............................................28
   13.5     NO MODIFICATION OF AGREEMENTS.....................................29
   13.6     MAINTENANCE OF TANGIBLE ASSETS....................................29
   13.7     CAPITAL EXPENDITURES..............................................29
   13.8     NO NEW AGREEMENTS.................................................29
   13.9     MAINTENANCE OF INSURANCE..........................................29
   13.10    ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE.............................29
   13.11    INVENTORIES; SUPPLIES.............................................29
   13.12    ORDINARY COURSE OPERATIONS........................................29
   13.13    COOPERATION.......................................................30
   13.14    INSPECTION RIGHTS.................................................30
   13.15    CONSENTS OF THIRD PARTIES.........................................30
   13.16    NOTICES...........................................................31
   13.17    REGULATORY APPROVALS..............................................31
   13.18    COPIES OF DOCUMENTS...............................................31

14.  ADDITIONAL COVENANTS.....................................................31

   14.1     UNASSIGNABLE CONTRACTS, PERMITS AND LICENSES......................31
   14.2     ACCESS TO PERSONNEL RECORDS.......................................32
   14.3     MAINTENANCE OF LIQUOR LICENSE; COOPERATION........................32

15.  TAXES, FEES, OTHER EXPENSES AND RELEASE OF GUARANTY......................33

   15.1     TAXES AND FEES....................................................33
   15.2     EXPENSES..........................................................33
   15.3     BROKERAGE FEES....................................................34
   15.4     RELEASE OF GUARANTY...............................................34

16.  INDEMNIFICATION BY SELLERS...............................................34

   16.1     GENERALLY.........................................................34
   16.2     LIMITATION ON SELLERS' LIABILITY..................................36
   16.3     TERMINATION OF INDEMNIFICATION....................................36
   16.4     PROCEDURES........................................................37
   16.5     SETTLEMENT AND COMPROMISE.........................................38
   16.6     BUYER AFFILIATES..................................................38

17.  INDEMNIFICATION BY BUYER.................................................39

   17.1     GENERALLY.........................................................39
   17.2     LIMITATION ON BUYER'S LIABILITY...................................39
   17.3     TERMINATION OF INDEMNIFICATION....................................40
   17.4     PROCEDURES........................................................40
   17.5     SETTLEMENT AND COMPROMISE.........................................42

18.  TERMINATION OF AGREEMENT.................................................42

   18.1     TERMINATION BY BUYER..............................................42
   18.2     AUTOMATIC TERMINATION.............................................42
   18.3     RIGHTS UPON TERMINATION...........................................42

19.  ASSIGNMENT...............................................................43


20.  COVENANT OF FURTHER ASSURANCES...........................................43


21.  CONFIDENTIALITY AND NONDISCLOSURE........................................44


22.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES...............................44


23.  PUBLIC ANNOUNCEMENT......................................................44


24.  ENTIRE AGREEMENT.........................................................45


25.  AMENDMENT AND WAIVER.....................................................45


26.  CHOICE OF LAW............................................................45


27.  SEVERABILITY.............................................................45


28.  COUNTERPARTS.............................................................45


29.  NOTICES..................................................................46


30.  KNOWLEDGE OF THE PARTIES.................................................46


31.  PERSONAL INDEMNIFICATION BY SHAREHOLDERS.................................47

   31.1     REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS................47
   31.2     AGREEMENT AND JOINDER.............................................48
   31.3     ADDITIONAL INDEMNIFICATION........................................48
   31.4     POST-CLOSING COVENANTS............................................49

Exhibits
--------

Exhibit A    -   Real Estate Leases and Improvements
Exhibit B    -   Furniture and Equipment
Exhibit C    -   Other Contracts
Exhibit D    -   Intellectual Property Rights
Exhibit E    -   Permits
Exhibit F    -   Example of Purchase Price Calculation Methodology
Ehixibt G    -   Capital Leases
Exhibit H    -   List of Employees
Exhibit I    -   Employee Plans
Exhibit J    -   Insurance
Exhibit K    -   Suppliers
Exhibit L    -   Legal Opinion from Lourie & Cutler
Exhibit M    -   Bill of Sale, Assignment and Assumption Agreement
Exhibit N    -   Consulting Agreement
Exhibit O    -   Lease
Exhibit P    -   Stock Purchase Agreement
Exhibit Q    -   Management Agreement
Exhibit R    -   Escrow Agreement
Exhibit S    -   Legal Opinion from Faegre & Benson
Exhibit T    -   Indemnification Amounts for Liquor Licenses
Exhibit U    -   Schedule of Shareholders' Allocable Portion of Indemnification

Schedules
---------

Schedule I   -   Allocation of Purchase Price
Schedule II  -   Disclosure Schedules

                            ASSET PURCHASE AGREEMENT


THIS ASSET PURCHASE AGREEMENT is dated as of December 17, 2001, by and among BUCA, Inc., a Minnesota corporation (the "Buyer"), and VT Administrative, Inc., a Massachusetts corporation, Back Bay Restaurant Associates Limited Partnership, a Massachusetts limited partnership, Beacon Restaurant Associates Limited Partnership, a Massachusetts limited partnership, Danvers Restaurant Associates Limited Partnership, a Massachusetts limited partnership, Dedham Restaurant Associates Limited Partnership, a Massachusetts limited partnership, Exton Restaurant Associates Limited Partnership, a Massachusetts limited partnership, Lexington Restaurant Associates Limited Partnership, a Massachusetts limited partnership, Natick Restaurant Associates Limited Partnership, a Massachusetts limited partnership, S & S Restaurant Associates Limited Partnership, a Massachusetts limited partnership, Wynnewood Restaurant Associates Limited Partnership, a Massachusetts limited partnership, First Beacon Operating Corp., a Massachusetts corporation, First Cole Corp., a Pennsylvania corporation, First Jordan Corporation, a Massachusetts corporation, First Julian Corporation, a Massachusetts corporation, First Lee Corporation, a Massachusetts corporation, First Michaella Corp., a Massachusetts corporation, Seekonk Operating Corp., a Massachusetts corporation, Shrewsbury Operating Corp., a Massachusetts corporation, First Taylor Corporation, a Massachusetts corporation, and Beacon Street Realty Trust, a Massachusetts nominee trust (individually, a "Seller" and collectively, the "Sellers") and Martin Bloom, Laurel Bloom, Richard Tanz and Carole Bloom (individually a "Shareholder" and collectively, the "Shareholders") (the Shareholders are executing this Agreement only as to the matters set forth in Section 31).

                                    RECITALS

         WHEREAS, Sellers are engaged in the business of owning and operating a chain of restaurants (the "Restaurants") doing business under the name "Vinny Testa's" (the "Business"); and

         WHEREAS, Sellers desire to sell and Buyer desires to purchase substantially all of the assets of Sellers utilized in, related to or arising from the Business on the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

         1. PURCHASE AND SALE OF ASSETS

         1.1 Generally. On the terms and subject to the conditions of this Agreement, Sellers agree to sell, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Sellers, on and as of the Closing Date (as defined in Section 4 hereof), all property and assets of Sellers utilized in, related to or arising from the Business, wherever located and whether or not reflected in the books and records of Sellers, other than the Excluded Assets (as defined in Section 1.2 hereof). The property and assets to be transferred to Buyer (the "Assets") shall include without limitation the following:

         (a) Sellers' leasehold interests in the real property identified in Exhibit A, together with all buildings, fixtures, plant, equipment and improvements owned by Sellers thereon or attached thereto;

         (b) All owned furniture, fixtures, fixed assets, equipment (including office equipment), supplies, manuals, vehicles and other miscellaneous tangible personal property owned by Sellers as of the date of this Agreement or acquired by Sellers prior to the Closing

Date and utilized in, or related to the Business, including without limitation the items listed on Exhibit B-1 hereto;

         (c) All rights of Sellers under any warranty or guarantee by any manufacturer, supplier or other transferor of any of the Assets;

         (d) All accounts, notes and other receivables in favor of Sellers arising from the operation of the Business and existing on the Closing Date, together with all collateral security therefor (the "Purchased Accounts Receivable");

         (e) All inventory of food, alcoholic beverages (excluding open containers of alcoholic beverages), raw materials and packaging supplies of Sellers utilized in, related to or arising from the Business (the "Inventory");

         (f) All rights of Sellers under any contracts, indentures, guarantees, leases, commitments, or other agreements related to the Business, including without limitation those identified in Exhibit C hereto (those listed on Exhibit C are herein referred to as the "Other Contracts");

         (g) All interests of Sellers in any copyrights, patents, trademarks, trade names, logos, trade secrets, inventions, know how, recipes, other confidential information and other intellectual property utilized in, related to or arising from the Business, together with pending applications for any of the foregoing, including without limitation those identified in Exhibit D hereto;

         (h) All rights of Sellers under any franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, that are transferable (Buyer acknowledges that the consent of certain of such governments or governmental agencies may be required prior to such transfer) and that are necessary or useful for the operation of the Business and held by Sellers in connection with the operation of the Business or the ownership of the Assets (the "Permits") including without limitation the licenses and permits listed in Exhibit E hereto;

         (i) All sales records, purchase records, customer lists, supplier lists, advertising and promotional materials, production records and other records related to the Business; all deeds and other instruments, maps, and profiles related to the Business; all real estate and engineering data, blueprints and other property records related to the Business; all records regarding the Occupational Safety and Health Act and other governmental examinations and clearances related to the Business; provided, however, that Seller may make and retain copies of any records transferred to Buyer;

         (j) All goodwill and other general intangibles of Sellers utilized in, related to or arising from the Business;

         (k) All cash in registers as of the Closing Date; and

         (l) All rights of Sellers under any claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment (including any such items relating to the payment of taxes).

Except as hereinafter specifically provided, the Assets will be transferred by Sellers to Buyer in accordance with this Agreement free and clear of all liens, security interests or encumbrances, other than (i) liens for taxes not yet due and payable, (ii) liens or security interests for which Sellers shall have obtained release on or before the Closing Date to Buyer's satisfaction; (iii) the right of first offer referenced in Section 11.4 below, and (iv) other liens, charges or encumbrances incidental to the conduct of the Business in the ordinary course or the ownership of the Assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of the Assets or materially impair or interfere with the use thereof in the operation of the Business (collectively, the "Permitted Encumbrances"). Notwithstanding the foregoing, Sellers' leasehold interests are in all instances subject to the interests of the respective lessors as set forth in the lease with respect thereto, and the same may be subject to the interests of mortgagees and other persons who hold security interests in the respective lessors' property and certain of the Assets are subject to Permitted Encumbrances.

         1.2 Excluded Assets. The following property and assets of Sellers are excluded from sale to Buyer (the "Excluded Assets"):

         (a) All securities owned by Sellers;

         (b) All Permits that are not transferable by the terms thereof or by operation of law;

         (c) All cash and cash equivalents of Sellers, other than cash in registers;

         (d) The fee interest in the real property owned by Wallex Realty LLC in Lexington, Massachusetts and Sellers' existing lease related thereto;

         (e) The personal property listed on Exhibit B-2;

         (f) The corporate charter, qualifications to conduct business as a foreign corporation or partnership, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, general ledgers, tax returns, seals, minute books, stock transfer books and similar documents of Sellers relating to the organization, maintenance and existence of Sellers as a corporation or partnership, as the case may be, (provided that Buyer shall have access thereto to the extent reasonably necessary for the operation of the Business and the preparation of tax returns and financial statements of Buyer following the Closing Date); and

         (g) Any of the rights of Sellers under this Agreement or any other agreement between Sellers and Buyer entered into on or after the date of this Agreement in accordance with the terms hereof.

         2. PURCHASE PRICE

         2.1 Generally. The total purchase price to be paid to Seller for the Assets (hereinafter referred to as the "Purchase Price") shall be equal to $18,500,000, less amounts to be paid by Buyer under the Stock Purchase Agreement (as hereinafter defined), and less the amount by which Sellers' combined current liabilities (excluding current portion of long-term debt) exceed Sellers' combined current assets at the Closing Date as shown on the Closing Date Balance Sheet (which shall reflect as cash and cash equivalents only those cash amounts in the registers being acquired by Buyer). Sellers shall cause Sellers' independent accountants to compile and deliver to Buyer on the Closing Date a balance sheet reflecting the financial condition of the Business as of the Closing Date (the "Closing Date Balance Sheet"). For purposes of illustration only, Exhibit F sets forth the calculation methodology for determining the Purchase Price using the November 25, 2001 combined balance sheet of the Sellers (the "Interim Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with generally accepted accounting principles on a basis consistent with prior accounting periods, except as set forth on the Interim Balance Sheet, from the books and records of Sellers (which are accurate and complete in all material respects) and shall fairly represent, in all material respects, the assets, liabilities and financial position of the Business as of the Closing Date. The Purchase Price shall be further allocated among the Assets as set forth in Schedule I hereto. In addition to the Purchase Price, and not in reduction thereof, the Buyer shall assume certain capital leases identified on Exhibit G (the "Capital Leases").

         2.2 Physical Inventory. A physical count of Inventory will be conducted jointly by Buyer and Sellers as of the close of business on the business day preceding the Closing Date and reflected in the Closing Date Balance Sheet.

         2.3 Payment of Purchase Price. The Purchase Price shall be payable as follows:

         (a) At the Closing, Buyer shall pay to Sellers the Purchase Price less $1,500,000 by wire transfer of immediately available funds to such account or accounts as shall be specified by Sellers; and

         (b) At the Closing, Buyer shall pay to the agent under the Escrow Agreement (as defined in Section 11.4 hereof) $1,500,000 by wire transfer of immediately available funds.

         3. ASSUMPTION OF LIABILITIES. Except as hereinafter specifically provided, Buyer shall not assume any liabilities or obligations of Sellers and Sellers shall be solely liable for all liabilities and obligations arising from or in connection with ownership of the Assets or operation of the Business prior to the Closing Date, whether or not reflected in its books and records. Subject to the conditions of this Agreement, on the Closing Date Buyer shall assume the following liabilities and obligations of Sellers (collectively, the "Assumed Liabilities"):

         (a) Obligations of Sellers arising from and after the Closing Date under the Capital Leases;

         (b) Employment obligations of Sellers in the manner and only to the extent provided in Section 5 hereof;

         (c) Employee benefit obligations of Sellers in the manner and only to the extent provided in Section 6 hereof; and

         (d) The current liabilities (excluding current portion of long-term debt) of Sellers reflected on the Closing Date Balance Sheet; provided, however, that Buyer shall only be responsible for liabilities of Sellers related to gift certificates sold in the ordinary course of business. At Closing (as defined below) Sellers shall deliver to Buyer a detailed listing of such current liabilities.

         4. CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Lourie & Cutler, P.C., Boston, Massachusetts, at 10:00 a.m. on January 15, 2002, or such other earlier date as Buyer and Martin Bloom may mutually agree in writing (the "Closing Date"). At the closing (a) Buyer shall (i) pay to Sellers the Purchase Price as specified in Section 2.3(a) hereof, (ii) deliver to Sellers the various certificates, instruments and documents referred to in Section 13 hereof and
(iii) such assumptions as Sellers may reasonably request to evidence the assumption by Buyer of the Assumed Liabilities, and (b) Sellers shall (i) deliver to Buyer such bills of sale, assignments and other documents of transfer reasonably required to transfer to Buyer the interest of Sellers in the Assets and (ii) deliver to Buyer the various certificates, instruments and documents referred to in Section 12 hereof.

         5. LABOR AND EMPLOYMENT MATTERS

         5.1 Generally. Without limiting the generality of Section 3 hereof, except as provided in Section 6 hereof, Buyer shall not assume any employment or employee benefit obligation, or any wage or salary payment obligation, including without limitation those arising under any pension, profit sharing, deferred compensation, bonus, stock option, severance, welfare, sick leave, vacation, wage or other employee benefit or compensation plan, procedure, policy or practice of Sellers regardless of whether such plan, procedure, policy or practice is disclosed to Buyer. Sellers shall afford Buyer a reasonable opportunity to interview their employees for prospective employment by Buyer if so requested by Buyer, and shall not attempt to retain in their employ any such employees whom Buyer desires to hire, or to otherwise interfere with Buyer's discussions with such employees. Buyer shall be entitled (but shall have no obligation) to offer employment to any such person, on terms and conditions established by Buyer. Consistent with Massachusetts General Laws, Sellers will furnish to Buyer such information in their personnel files as Buyer may reasonably request in connection with determining whether to employ a person presently employed by Sellers.

         5.2 Employment Transition Provisions. On the Closing Date, or as soon as practicable thereafter, but in any event no later than the earlier of the date required by applicable law or the date that would otherwise have been the next regularly scheduled payday for each such person, Sellers shall pay each such person hired by Buyer all accrued wages, salary, commission, bonus and other employee compensation payments for all periods prior to the Closing Date. In addition, Sellers shall pay or provide for all other employee benefits maintained by Sellers for all periods prior to the Closing Date, all in accordance with applicable law. Buyer shall satisfy all obligations imposed on Buyer or Seller by applicable federal or state law (including without limitation the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA")) relating to health and other benefit continuation privileges of any former employee of Sellers, terminated by Sellers on or prior to the Closing.

         6. EMPLOYEE BENEFIT MATTERS Promptly after Closing, Sellers and Buyer shall jointly prepare a schedule setting forth for each employee of Sellers who accepts employment by Buyer (i) the number of days of vacation earned by such employee for his or her current year of employment but unused as of the Closing Date, (ii) the number of days of vacation, if any, accrued for such employee as of the Closing Date for his or her next year of employment (such accrual to be based upon the number of days in the employee's current year of employment to and including the Closing Date), and (iii) the value of such earned and accrued vacation, based upon the level of compensation paid by Sellers to such employee immediately prior to the Closing Date. Buyer shall recognize such earned and accrued vacation of the employees of Sellers who accept employment with Buyer (the value of which shall be deemed to be an Assumed Liability under this Agreement), and shall provide such earned or accrued vacation to the employees while employed by Buyer.

         7. LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE TO ASSETS. If, between the date of this Agreement and the Closing Date, Assets (other than Inventory) are lost, destroyed, or condemned or suffer any material damage, then, at the option of Buyer, either (a) the Purchase Price shall be reduced by the excess of (i) the fair market value of such Assets immediately prior to such loss, destruction, condemnation or damage, over (ii) the salvage value, if any, of such Assets following such loss, destruction, condemnation or damage, or (b) no adjustment to the Purchase Price shall be made and Sellers shall, on the Closing Date, assign to Buyer all insurance and/or condemnation proceeds payable to Sellers on account of such loss, destruction, condemnation or damage pursuant to an assignment in form and substance satisfactory to Buyer and pay to Buyer the amount of any deductible under any such insurance, in which case Seller shall keep title to the damaged Asset.

         8. PRORATIONS, APPOINTMENT OF REPRESENTATIVE.

         8.1 Prorations. On the Closing Date, utility charges, rents under assumed leases, Capital Lease payments and other similar obligations to third parties shall be prorated between Sellers and Buyer.

         8.2 Appointment of Representative. The Sellers and Buyer hereby approve the escrow terms set forth in the Escrow Agreement. The Sellers direct that distributions of amounts held in escrow be made in accordance with the terms of the Escrow Agreement, and appoint Martin Bloom as Representative (the "Representative") with respect to the Escrow Agreement and the indemnity provisions of Section 16 hereof. The obligations of the Sellers with respect to the Escrow Agreement shall become effective as to each Seller upon execution of the Escrow Agreement on their behalf by the Representative. In addition, the Sellers hereby constitute and appoint Representative as agent and attorney-in-fact for each Seller for and on behalf of each Seller, to give and receive notices and communications, to authorize delivery to Buyer of cash or other property from amounts held in escrow pursuant to the Escrow Agreement in satisfaction of claims by Buyer, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of all claims made pursuant to Section 16 and comply with order of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Representative for the accomplishment of the foregoing. The Representative may be changed by the Sellers from time to time upon not less than thirty (30) days prior written notice to Buyer and the Escrow Agent (as defined in the Escrow Agreement); provided that such Representative may not be removed unless a majority of the Sellers agree to such removal and to the identity of the substituted Representative. Notices or communications to or from the Representative shall constitute notice to or from each of the Sellers.

         9. REPRESENTATIONS AND WARRANTIES OF SELLERS. Sellers hereby jointly and severally represent and warrant to Buyer that, except as set forth in the disclosure schedule accompanying this Agreement as Schedule II hereto (the "Disclosure Schedule"), or as otherwise set forth herein:

         9.1 Corporate Organization. Each of the Sellers that is a corporation is duly organized and validly existing, is in good standing under the laws of its state of incorporation, and has the corporate power and authority to own its properties and carry on its businesses as now being conducted. Each of the Sellers that is a limited partnership is duly organized and validly existing, is in good standing under the laws of its state of organization, and has the partnership power and authority to own its properties and carry on its businesses as now being conducted. True and correct copies of the Articles of Incorporation, By-Laws and Partnership Agreements, as appropriate, of each of the Sellers have been provided to Buyer. Sellers do not own, directly or indirectly, any capital stock of any class of or any equity interest in any other corporation, partnership, joint venture or other entity.

         9.2 Qualification to do Business. Sellers are not required to be qualified to do business in any jurisdiction other than such Seller's state of incorporation or organization.

         9.3 Corporate Power. Each of the Sellers has the power, corporate, partnership or otherwise, to execute and deliver this Agreement and to consummate the respective transactions contemplated hereby.

         9.4 Conflicting Agreements, Governmental Consents. The execution and delivery by Sellers of this Agreement, the Consulting Agreement, the Lease and the Escrow Agreement, as appropriate, and the other agreements, documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, and the performance or observance by the Sellers of any of the terms or conditions hereof or thereof, will not (a) conflict with, or result in a breach or violation of the terms or conditions of, or constitute a default under, or result in the creation of any lien on any of the Assets pursuant to, the Articles of Incorporation, By-Laws, Partnership Agreements or other similar organizational agreements of any Seller, any award of any arbitrator, or any indenture, contract or agreement (including any agreement with stockholders, partners, or limited partners), instrument, order, judgment, decree, statute, law, rule or regulation to which any Seller or the Assets is subject, or (b) require any filing or registration with, or any consent or approval of, any federal, state or local governmental agency or authority.

         9.5 Authority. The execution and delivery by Sellers of this Agreement, the Consulting Agreement, the Lease and the Escrow Agreement, as appropriate and the other agreements, documents and instruments contemplated hereby, and the consummation of the transactions contemplated hereby or thereby, have been duly authorized by all necessary corporate, company, partnership or other action, as the case may be. This Agreement and all other instruments required hereby to be executed and delivered by Sellers are, or when delivered will be, legal, valid and binding obligations of Sellers, enforceable in accordance with their respective terms.

         9.6 Actions, Suits, Proceedings. There are no requests, notices, investigations, claims, demands, actions, suits or other legal or administrative proceedings pending or, to the best knowledge of any Seller, threatened against any Seller or any of its property in any court or before any federal, state, municipal or other governmental agency which, (a) if decided adversely to any Seller, would have a materially adverse effect upon the Business or Assets, (b) seek to restrain or prohibit the transactions contemplated by this Agreement or obtain any damages in connection therewith, or (c) in any way call into question the validity of this Agreement, the Consulting Agreement, the Lease or the Escrow Agreement; nor is any Seller in default with respect to any order of any court or governmental agency entered against it in respect of the

Business or Assets. No Seller has received notice of the initiation of any condemnation proceeding with respect to the real estate on which any of the Restaurants are located (the "Real Estate"), or offer or sale in lieu thereof, or any judgments, orders, decrees, stipulations, settlement agreements, liens or injunctions relating in any way to the Real Estate, which have not been wholly and completely settled, complied with and discharged. To the knowledge of Sellers, there is no plan, study or effort by any governmental authority or agency which in any way affects or would affect the present use or zoning of the Real Estate, nor any existing, proposed or contemplated plan to widen, modify or realign any street or highway adjoining the Real Estate.

         9.7 No Material Violations. To the knowledge of Sellers, Sellers are not in material violation of any applicable law, rule or regulation relating to the Business or any of the Assets. There are no requests, notices, investigations, claims, demands, actions, administrative proceedings, hearings or other governmental claims or proceedings against any Seller alleging or investigating the existence of any such violation.

         9.8 Environmental Matters.

         (a) For purposes of this Agreement,

         (i) "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C.ss. 1201 et seq., the Clean Water Act, 33 U.S.C.ss. 1321 et seq., the Clean Air Act, 42 U.S.C.ss. 7401 et seq., and any other federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health, natural resources or the environment; and

         (ii) "Hazardous Substance" means any pollutant, contaminant, hazardous substance or waste, solid waste, petroleum or any fraction thereof, or any other chemical, substance or material listed or identified in or regulated by any Environmental Law.

         (b) To the knowledge of Sellers, (i) no Hazardous Substances have ever been buried, spilled, leaked, discharged, emitted, generated, stored, used or released, and (ii) no Hazardous Substances are now present, in, on, or under the Real Estate except for immaterial quantities stored or used by the Sellers in the ordinary course of their business and in accordance with all applicable Environmental Laws.

         (c) To the knowledge of Sellers there are not now and, to the knowledge of Sellers, never have been any underground or aboveground storage tanks or other containment facilities of any kind on the Real Estate which contain or ever did contain any Hazardous Substances.

         (d) To the knowledge of Sellers the Real Estate is not and never has been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

         (e) Sellers have delivered to Buyer true and complete copies of all reports, authorizations, permits, licenses, disclosures and other documents in its possession, custody or control describing or relating in any way to the Business, the Real Estate or any of the Assets which describe, mention or discuss the status thereof with respect to any Environmental Law.

         (f) There are not and there never have been any requests, notices, investigations, claims, demands, actions, suits or other legal or administrative proceedings relating in any way to any Seller, the Business, the Real Estate or any of the Assets, alleging liability under, violation of or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto with regard to which Sellers have received notice. To the knowledge of Sellers, no such matter is threatened or impending, nor does there exist any substantial basis therefor.

         (g) Sellers have received no notice from any governmental entity that they are in violation of any Environmental Laws or that they do not have any licenses, permits or other authorizations required by any Environmental Law necessary for the lawful and efficient operation of the Business. All licenses, permits and other authorizations required pursuant to any Environmental Law that are in Sellers' possession are in full force and effect. To the knowledge of Sellers, there is no threat that any such permit, license or other authorization will be withdrawn, terminated, not renewed, or otherwise materially limited or changed.

         9.9 Employees. Exhibit H hereto lists all employees of Sellers at the date hereof engaged in the operation of the Business and in the case of each such employee sets forth the position, level of compensation, earned and accrued vacation, date of employment. Exhibit H shall be updated as of the Closing and delivered to Buyer.

         9.10 Employee Plans. Set forth on Exhibit I is a list of all pension, profit sharing, retirement, stock purchase, stock option, bonus, incentive compensation and deferred compensation plans, all life, health, dental, accident or disability plans, workers' compensation and other insurance plans, all severance or separation plans, and any other employee benefit plans, practices, policies or arrangements of any kind, whether written or oral, which are maintained by Sellers for the benefit of (or under which any Seller has any obligations, whether absolute or contingent, to) any of its officers, directors or employees (including former officers, directors or employees) of the Business, including but not limited to any "employee benefit plan" which is subject to the Employee Retirement Income Security Act of 1974 ("ERISA") (hereinafter collectively referred to as "Plans"). True and correct copies of each of the Plans and of any related trust agreements, insurance contracts or other related agreements have been furnished by Sellers to Buyer. Sellers have also furnished to Buyer with respect to each of the Plans the most recent summary plan description. Each of the Plans complies in all material respects with ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and all other statutes, rules and regulations, agreements and instruments by which it is governed, and no event has occurred which could result in the imposition of an excise tax, penalty or other liability on Sellers, a Plan or any fiduciary with respect to a Plan. All applicable ERISA requirements as to the filing of reports, documents and notices regarding such plans with the Department of Labor, the Internal Revenue Service and the Pension Benefit Guaranty Corporation, and the furnishing of such documents to participants and beneficiaries on or prior to the date hereof, have been complied with in all material respects. There are no actions, suits, investigations, or proceedings pending or, to the knowledge of Sellers, threatened against such Plans or any fiduciaries thereof respecting their duties to the Plans or the assets or any trust under any of the Plans. At no time during the 72-month period preceding the Closing Date has any Seller or any entity aggregated with any Seller under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA maintained or contributed to any plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA, or any plan which is a defined benefit pension plan subject to Title IV of ERISA.

         9.11 Labor Matters. There are no existing labor disputes or disturbances which materially adversely affect the Business or the future prospects of the Business. There are no existing employment agreements or collective bargaining agreements between Sellers and any of their employees engaged in operation of the Business or any collective bargaining unit representing any such employees, and no such agreements are currently in the process of being negotiated. No petition has been filed or is pending with the National Labor Relations Board by any labor organization or any group of employees for an election or certification regarding the representation of any group of Sellers' employees by a labor organization. There is no present solicitation or campaign by any labor organization or employee for the representation of Sellers' employees by a labor organization.

         9.12 Title to Personal Property. Sellers have good title to all personal property, including without limitation liquor licenses and permits, included in the Assets, free and clear of all mortgages, liens, pledges, charges and encumbrances, other than Permitted Encumbrances.

         9.13 Condition of Assets. All of the tangible Assets necessary for the conduct of the Business are being transferred herein "as is, where is." Prior to Closing, Sellers shall provide Buyer with adequate opportunity to inspect the same and make itself satisfied with the condition thereof. All Inventory is located at the Restaurants.

         9.14 Payment Obligations of Customers. The Purchased Accounts Receivable have arisen and will arise in the normal course of the operation of the Business, constitute valid and binding obligations of the debtors enforceable in accordance with their terms at the amount recorded therefor on the books of Sellers (without giving effect to any allowance for doubtful accounts), are not subject to any discounts or allowances, and are collectible in accordance with their terms at the amounts recorded therefor in the books and records of Sellers (subject only to any reserve for doubtful accounts recorded thereon in accordance with Sellers' past practices). Sellers agree that Buyer shall be permitted to collect from the amounts held in escrow pursuant to the Escrow Agreement the aggregate amount of Purchased Accounts Receivable that remain uncollected by Buyer 120 days after closing. Buyer agrees that any Purchased Accounts Receivable that remain uncollected by Buyer 120 days after the Closing Date shall be reassigned to Sellers and the stated amounts of such reassigned Purchased Accounts Receivable shall be automatically deducted and paid to Buyer, upon notice by Buyer, from the amounts held in escrow.

         9.15 Contracts. Exhibit C hereto sets forth correctly all contracts, indentures, guarantees, leases, commitments or other agreements related to the Business to which any Seller is a party or by which it is bound. Each Seller and, to the knowledge of each Seller, each other party thereto, have substantially performed all obligations required to be performed by them to date, and are not in default in any material respect, under any of the instruments or agreements described above. The instruments and agreements described above which are to be assigned to Buyer hereunder are each in full force and effect and are assignable to Buyer without the consent of third parties, and Sellers have not waived or assigned to any other person any of its rights thereunder. Sellers have delivered to Buyer true and correct copies of all such contracts, indentures, guaranties, leases, commitments and other agreements.

         9.16 Intellectual Property Rights.

         (a) Sellers own or possess, are licensed under, or otherwise have lawful access to, all patents, trade secrets, know-how, other confidential information, trademarks, service marks, copyrights, mask works, trade names, logos and other intellectual property, whether registered or unregistered, necessary for the lawful conduct of the Business as now conducted or intended to be conducted, without any infringement of or conflict with the industrial or intellectual property rights of others. Sellers do not know of any unauthorized use or disclosure or misappropriation of any of its intellectual property.

         (b) Exhibit D hereto lists and describes correctly all patents and all registered trademarks, service marks, copyrights, mask works, trade names, logos and other registered intellectual property (and all applications for any of the foregoing) included in the Assets, all of which are owned of record solely in the name of a Seller, are beneficially owned solely by a Seller, and have not been licensed or otherwise been made available by Sellers for use by others. All such patents and registered intellectual property rights are in full force and effect and will not expire or require renewal until the respective dates (if any) set forth in Exhibit D. Except as described in Exhibit D, Sellers (i) do not own or have any license or other interest in or to any other patents or registered trademarks, service marks, copyrights, mask works, trade names, logos or other registered intellectual property (or applications for any of the foregoing), (ii) do not own or use in the Business any material unregistered intellectual property, and
(iii) do not license from others the right to use any industrial or intellectual property.

         (c) Except as disclosed in Exhibit D, Sellers have no reason to believe that (i) any of the intellectual properties owned or used by Sellers in the Business is invalid or unenforceable (whether due to the existence of prior art, inequitable conduct such as patent fraud or misuse, prior use or creation, abandonment or otherwise), (ii) any payments to governmental agencies required to maintain the effectiveness of any patents or any registered intellectual properties have not been timely paid, or (iii) any pending applications of any Seller for patents or for registration of other intellectual property will be denied or will be materially restricted or conditioned, or any prior art or other information or circumstance exists which would cause such denial, restriction or condition.

         (d) (i) Sellers have not received any communications from any person or entity containing any express or implied allegation that Sellers are or may be infringing any of such person's or entity's intellectual property, and (ii) is not currently evaluating any intellectual property of another person or entity (and has not conducted any such evaluations in the past five years) to determine whether a license thereof is necessary or desirable or whether such intellectual property may otherwise have a material effect on Sellers' existing or planned business, products or services.

         (e) Sellers have all necessary rights to display and use all photographs, artworks and similar illustrations as they are currently displayed and used in the Business.

         9.17 Licenses and Permits. Exhibit E hereto correctly describes all material licenses and permits granted to or by Sellers in connection with the operation of the Business. Sellers have all material licenses and permits required by law or otherwise necessary for the proper operation of the Business. All licenses and permits granted to Sellers are in full force and effect, and no action to terminate, withdraw, not renew or materially limit or otherwise change any such license or permit is pending or has been threatened by any governmental agency or other party. The consummation of the transactions contemplated by this Agreement will require Buyer to reapply for, or obtain the consent of the granting entity of, all such licenses and permits. Sellers have delivered to Buyer true and correct copies of all such licenses and permits.

         9.18 Financial Information. Sellers have delivered to Buyer audited combined financial statements as at and for the year ended December 31, 2000, and an internally prepared statement of operating assets and operating liabilities (the "Balance Sheet") of the Business as of October 28, 2001, (the "Balance Sheet Date") and statement of aggregate operating cash flow for the period then ended. Such financial statements (a) were prepared in accordance with the books and records of Sellers, (b) fairly present in all material respects the financial condition of the Business at such date and the results of operations for the period then ended and (c) have been prepared in accordance with generally accepted accounting principles on a basis consistent with prior accounting periods. Sellers have no liabilities or obligations (accrued, contingent or otherwise) other than those reflected on the Balance Sheet, except those incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date or disclosed in the Disclosure Schedule. Since the Balance Sheet Date, there has not been:

         (a) any material adverse change in the Assets, the Business or the financial condition or liabilities of any Seller;

         (b) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Business or the Assets;

         (c) any mortgage, pledge or other lien or encumbrance affecting any of the Assets;

         (d) any sale or other transfer of any assets of any Seller used or useful in the Business to any shareholder or any officer, director, employee or affiliate of any Seller or any other transfer of any such assets by any Seller outside of the ordinary course of business;

         (e) any material change in accounting methods or practices followed by any Seller;

         (f) any transaction affecting the Business or the Assets entered into by any Seller other than in the ordinary course of business, except this Agreement; or

         (g) any other material deviation from the ordinary and usual course by any Seller in the conduct of the Business.

         9.19 Taxes. Sellers have filed all federal, state and local tax returns required to be filed by them, and have paid all federal, state and local income, profits, franchise, sales, use, property, excise, payroll, and other taxes and assessments (including interest and penalties) ("Taxes") to the extent that such have become due. No claims for additional taxes have been asserted against any Seller and no audits are pending with respect to any tax liabilities of any Seller. No Seller has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a tax assessment or deficiency. Each Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee.

         9.20 Capital Projects. No construction or other capital projects are in progress, have been contracted for or, to the knowledge of Sellers, are required by applicable law or regulation in connection with the operation of the Business. All completed construction and other capital projects are reflected in the balance sheet referred to in Section 9.18 hereof.

         9.21 Composition of Assets. The Assets comprise all property and assets employed by Sellers in the Business, except for the Excluded Assets and items of property subject to the Capital Leases. Except for the real property covered by leases listed in Exhibit C and the real property covered by the Lease, no other real property is owned or leased by Sellers.

         9.22 Insurance. Sellers maintain property and casualty insurance on all tangible Assets and product liability insurance with respect to the Business under the policies listed on Exhibit J hereto. All policies providing such insurance are in full force and effect and Sellers have not received any notice of impending cancellation or nonrenewal thereof.

         9.23 Brokers and Finders. Sellers previously engaged Tucker Anthony Incorporated, which engagement has subsequently been terminated. Sellers have engaged WCS Advisors, Inc., and except for such firm, Sellers have not retained or engaged any broker, finder or other financial intermediary in connection with the transaction contemplated by this Agreement.

         9.24 Suppliers. Exhibit K lists all vendors or other suppliers from or through whom any Seller has purchased goods and services relating primarily to the Business, other than utilities, in excess of $5,000 in the aggregate during the three-month period ending October 31, 2001. There are no claims pending or, to the knowledge of Sellers, threatened by any of such suppliers against the Sellers or otherwise relating to the Business.

         9.25 Gift Certificates. All outstanding gift certificates related to the Business were sold by Sellers in the ordinary course of business.

         9.26 Extent of Representations and Warranties. Sellers and their counsel and agents have made no representations and warranties, express, implied, oral or in writing, including, but not limited to, the those with respect to the accuracy of any document checklists, except to the extent that the same are herein provided. Except to the extent that the same are herein provided, Buyer acknowledges that it has waived any and all implied warranties of any kind and no warranty of merchantability has been granted. Notwithstanding the other provisions of this Agreement, Buyer shall not be entitled to any indemnification for any claim for a breach of a representation or warranty in this Agreement if the Sellers can establish that: (i) Buyer Representatives (as hereinafter defined) had actual knowledge (which shall mean the conscious awareness of facts or other information and shall not include constructive knowledge of any matters) that a specific representation or warranty had been breached by the Sellers at the time of Closing; and (ii) notwithstanding such actual knowledge, Buyer closed the transactions contemplated hereby. The Sellers and Buyer acknowledge and agree that Sellers are responsible for the preparation of the Disclosure Schedule, and for determining the specific matters that must be listed as exceptions for each representation or warranty. For purposes of this Section 9.26, "Buyer Representatives" shall include Greg A. Gadel, John Motschenbacher and Daniel Skrypek.

         10. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Sellers as follows:

         10.1 Corporate Organization. Buyer is a corporation duly organized and validly existing, is in good standing under the laws of the State of Minnesota and has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         10.2 Conflicting Agreements, Governmental Consents. The execution and delivery by Buyer of this Agreement, the Consulting Agreement, the Lease, the Escrow Agreement and the other agreements, documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, and the performance or observance by Buyer of any of the terms or conditions hereof or thereof, will not (a) conflict with, or result in a breach or violation of the terms or conditions of, or constitute a default under, the Articles of Incorporation or By-Laws of Buyer, any award of any arbitrator, or any indenture, contract or agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which Buyer is subject, or (b) require any filing or registration with, or any consent or approval of, any federal, state or local governmental agency or authority; except that the consummation of the transactions contemplated hereby will require the consent of Buyer's lenders under the terms of Buyer's credit agreement.

         10.3 Corporate Authority. The execution and delivery by Buyer of this Agreement, the Consulting Agreement, the Lease, the Escrow Agreement and the other agreements, documents and instruments contemplated hereby, and the consummation of transactions contemplated hereby or thereby, have been duly authorized by all necessary corporate action. This Agreement and all other documents and instruments required hereby to be executed and delivered by Buyer are, or when delivered will be, legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

         10.4 Brokers and Finders. Buyer has not retained any broker, finder or other financial intermediary in connection with the transactions contemplated by this Agreement.

         10.5 Extent of Representations and Warranties. Buyer and its counsel and agents have made no representations and warranties, express, implied, oral or in writing, except to the extent that the same are herein provided.

         11. SELLERS' CLOSING DELIVERIES. At the Closing, Sellers shall deliver, or cause to be delivered, to Buyer the following:

         11.1 Officer's Certificate. Sellers shall deliver to Buyer a certificate of Martin Bloom and Ken Cox, dated the Closing Date, to the effect that:

                  (a) The representations and warranties of Sellers contained in this Agreement are true and correct on the Closing Date, as if made on the Closing Date.

                  (b) There has occurred no material adverse change in the Assets as a whole or the Business or the financial condition or results of operations of any Seller since the Balance Sheet Date, nor has there occurred any damage, loss, destruction or condemnation of Assets in an aggregate amount exceeding $250,000.

                  (c) Sellers have observed and performed all covenants and agreements required by this Agreement to be observed or performed by Sellers on or prior to or at the Closing Date.

         11.2 Legal Opinion. Sellers shall cause to be delivered to Buyer an opinion, dated the Closing Date, in the form attached hereto as Exhibit L, from Lourie & Cutler, P.C. and/or Bernkopf, Goodman & Baseman, LLP, counsel to Sellers.

         11.3 Closing Documents. Sellers shall cause to be delivered to Buyer such bills of sale, assignments and other documents of transfer reasonably required to transfer to Buyer the interests of Sellers in the Assets consistent with the terms of this Agreement, including a Bill of Sale, Assignment and Assumption in the form of Exhibit M hereto.

         11.4 Other Agreements. Sellers shall cause (i) Martin Bloom to execute and deliver to Buyer a Consulting Agreement in the form attached hereto as Exhibit N (the "Consulting Agreement"), (ii) Wallex Realty LLC to execute and deliver to Buyer a Lease in the form attached hereto as Exhibit O (the "Lease"), together with a right of first offer pertaining to the liquor license related to the property covered by the Lease, (iii) Laurel Bloom to execute and deliver to Buyer a Stock Purchase Agreement in the form attached hereto as Exhibit P (the "Stock Purchase Agreement"), (iv) each Seller that holds a liquor license to execute and deliver to Buyer a Management Agreement in the form attached hereto as Exhibit Q (each, a "Management Agreement") and (vi) the parties named therein to execute and deliver to Buyer an Escrow Agreement in the form attached hereto as Exhibit R (the "Escrow Agreement").

         12. BUYERS CLOSING DELIVERIES. At the Closing, Buyer shall deliver, or cause to be delivered, to Sellers the following:

         12.1 Officer's Certificate. Buyer shall deliver to Sellers a certificate of a responsible officer of Buyer dated the Closing Date to the effect that:

                  (a) The representations and warranties of Buyer contained in this Agreement are true and correct on the Closing Date, as if made on the Closing Date.

                  (b) Buyer has observed and performed all covenants and agreements required by this Agreement to be observed or performed by Buyer on or prior to or at the Closing Date.

         12.2 Legal Opinion. Buyer shall cause to be delivered to Seller an opinion, dated the Closing Date, in the form attached hereto as Exhibit S, from Faegre & Benson LLP, counsel to Buyer.

         12.3 Assumption. Buyer shall deliver to Seller a Bill of Sale, Assignment and Assumption in the form of Exhibit M hereto and such other assumptions as Sellers may reasonably request to evidence the assumption by Buyer of the Assumed Liabilities.

         13. OPERATION OF BUSINESS PRIOR TO CLOSING; COOPERATION. Seller agrees that, except with the prior written consent of Buyer, from the date of this Agreement to the Closing:

         13.1 Maintenance of Business. Sellers will use reasonable efforts to preserve intact the business organization of the Business, keep available the services of key employees on terms no less favorable to Sellers than those on which such employees are presently employed, and use reasonable efforts to preserve for Buyer the good will of suppliers, customers and others having business relationships with the Business. Sellers will maintain their books and records during such period in a manner consistent with past practice.

         13.2 Employees. Sellers will not hire any new employees for the Business other than in the ordinary course of business, or effect any increase in compensation or employee benefits for its employees engaged in operating the Business.

         13.3 No Disposition of Assets. Sellers will not sell, transfer, dispose of or abandon any portion of the Assets, except in the ordinary course of business and consistent with past practice.

         13.4 No Additional Liens. Sellers will not permit any of the Assets to become subject to any mortgage, lien, charge or encumbrance, other than Permitted Encumbrances.

         13.5 No Modification of Agreements. Sellers will not modify or amend any contract, lease, commitment or agreement to be assigned to or assumed by Buyer hereunder, or waive or assign to any third party any of its rights under any such contract, lease, commitment or agreement.

         13.6 Maintenance of Tangible Assets. Sellers will maintain all tangible Assets as in its ordinary course of business consistent with its past practice (Buyer acknowledges that it is purchasing the Assets "as is, where is" in accordance with Section 9.13).

         13.7 Capital Expenditures. Sellers will not make any expenditure or commitment for the purchase of any capital asset other than in the ordinary course of business.

         13.8 No New Agreements. Seller shall not enter into any contract or agreement which relates to the Business or the Assets in an individual amount in excess of $5,000 without the prior written consent of Buyer.

         13.9 Maintenance of Insurance. Sellers will continue to carry all existing policies of insurance relating to the Assets, or will effect renewals or replacements thereof in substantially the same form and amount, and providing substantially the same coverage, as such existing policies.

         13.10 Accounts Receivable; Accounts Payable. Sellers will continue to collect its accounts receivable and pay its accounts payable in accordance with its past business practices.

         13.11 Inventories; Supplies. Sellers will maintain its Inventories and other consumable materials and supplies at levels consistent with its past business practices.

         13.12 Ordinary Course Operations. Without limiting the generality of the foregoing, Sellers will in all other respects operate the Business in the ordinary course.

         13.13 Cooperation. Sellers will furnish to Buyer all information concerning Sellers, the Business and the Assets required for inclusion in any statement or application made by Buyer to any governmental body in connection with the transactions contemplated by this Agreement (all of which information Sellers represent, warrant and covenant shall when furnished be true and complete in all material respects). Without limiting the foregoing sentence, Sellers will cooperate with Buyer in good faith to obtain all consents and approvals required from governmental and regulatory authorities and private third parties necessary to consummate the transactions contemplated hereby and enable the Buyer thereafter to carry on the Business without material disruption.

         13.14 Inspection Rights. Sellers will permit employees and agents of Buyer during normal business hours and on reasonable notice to Sellers to inspect the Assets and to inspect all contracts, agreements, other documents and records reflecting or reasonably relating to the Assets or the Business. All information and records obtained by Buyer pursuant to this Section shall be maintained as confidential and shall not be disclosed to any third party without the consent of Martin Bloom except in response to legal process or to the extent required to comply with applicable law. Buyer shall not be obligated to maintain as confidential any information obtained from Sellers which is publicly available, readily ascertainable from public sources, known to Buyer at the time the information was disclosed or which is rightfully obtained from a third party. The obligations of confidentiality arising under this Section shall survive the termination or abandonment of this Agreement.

         13.15 Consents of Third Parties. Sellers shall use their best efforts to cause to be delivered to Buyer duly executed copies of any consents necessary to permit the assignment of the contracts, leases, commitments and agreements, described in Exhibit C hereto without breach thereof as well as estoppel certificates from the landlords of each leasehold estate identified on Exhibit A.

         13.16 Notices. Sellers shall make all filings and registrations with all federal, state and local governmental agencies or authorities required to be made by any Seller in connection with the execution and delivery hereof and the consummation of the transactions contemplated hereby.

         13.17 Regulatory Approvals. Sellers shall use their best efforts to cause Buyer to receive all authorizations, consents and approvals of governments and governmental agencies, (other than those related to the transfer of liquor licenses) required in connection with the purchase and sale contemplated by this Agreement.

         13.18 Copies of Documents. Sellers shall cause to be delivered to Buyer accurate and complete copies of all documents and instruments listed in any of the exhibits to this Agreement (and of any amendments, waivers or similar supplementary materials related thereto).

         14. ADDITIONAL COVENANTS.

         14.1 Unassignable Contracts, Permits and Licenses. Notwithstanding any provision of this Agreement to the contrary, to the extent any contract (other than the leases relating to the real property identified on Exhibit A), permit or license (other than liquor licenses) to be assigned to Buyer requires the consent of any other party (an "Unassignable Contract"), Sellers will not be deemed to have assigned or transferred any Unassignable Contract, and Buyer will not be deemed to have assumed such Unassignable Contract, unless and until such consent is obtained in a form and content reasonably satisfactory to Buyer. Sellers will each use their reasonable efforts to obtain the necessary consents to the assignment or transfer of the Unassignable Contract. Until any necessary consent to the assignment or transfer of an

Unassignable Contract is obtained, Sellers and Buyer will each, at no cost to such party, cooperate with the other party in any reasonable arrangement which provides Buyer the benefits under such Unassignable Contract, including the requirement that Sellers enforce any and all rights of Sellers arising out of any breach or cancellation by the party thereto. If Sellers obtain any necessary consent to an Unassignable Contract after the Closing, Sellers will be deemed to have assigned to Buyer, and Buyer will be deemed to have assumed, the Unassignable Contract as of the date the consent is effective. All liabilities and expenses arising on or after the Closing Date under any Unassignable Contract as to which the necessary consent has not been obtained but as to which the benefits have been accepted by Buyer will be for the account of Buyer, and to the extent permissible under such Unassignable Contract will be paid by Buyer, and if such direct payment is not permitted, Sellers will be promptly reimbursed by Buyer for any liabilities or expenses which Sellers may be required to pay relating thereto. In regard to Unassignable Contracts that are Permits, Sellers shall abide by the terms of the related Management Agreements and the covenants contained in Section 14.3.

         14.2 Access to Personnel Records. Sellers shall provide Buyer with all necessary access to personnel records related to the employees of Seller that are hired by Buyer, consistent with the provisions of Massachusetts General Laws.

         14.3 Maintenance of Liquor License; Cooperation. From the Closing Date until the termination of the applicable Management Agreement, each Seller shall, at all times during the term of the applicable Management Agreement, cooperate with Buyer to keep in full force and effect such Seller's liquor license. Sellers shall take no action that impairs, nor will Sellers omit to take any action necessary to ensure, the rights of Buyer to operate the Business and receive the full benefit of such liquor license. Buyer and Sellers shall, at all times, cooperate with one another and with any and all departments or agencies which issue, or otherwise have jurisdiction over, Sellers' liquor licenses, in order to effectuate the transfer of such liquor licenses and to provide Buyer with the benefit of such liquor licenses. Further, Sellers will not alter the nature of the alcoholic beverage operation conducted at any Restaurant location from that which had been in place during Sellers' operation of the Restaurant prior to the Closing Date without the prior written consent of Buyer. Each Seller agrees to maintain its existence until the transfer to Buyer of the liquor license owned by it and to deliver all documents required by applicable authorities to transfer such liquor license. No breach of a Management Agreement shall constitute a breach of a representation, warranty or covenant hereof, and in the event of such a breach of the Management Agreement, Buyer agrees that Buyer's only recovery shall be pursuant to the terms of the Management Agreement.

         15. TAXES, FEES, OTHER EXPENSES AND RELEASE OF GUARANTY

         15.1 Taxes and Fees. Seller shall be responsible for and shall pay all sales, transfer or similar taxes or governmental charges, if any, with respect to the sale and purchase of the Assets, whether levied against the Assets, Seller or Buyer.

         15.2 Expenses. Each party shall pay all of the costs and expenses incurred by it in negotiating and preparing this Agreement (and all other agreements, certificates, instruments and documents executed in connection herewith), in performing its obligations under this Agreement, and in otherwise consummating the transactions contemplated by this Agreement, including without limitation its attorneys' fees and accountants' fees.

         15.3 Brokerage Fees. Seller has employed WCS Advisors, Inc. as broker in connection with the transactions contemplated by this Agreement and is solely responsible for any fees and expenses payable to such broker.

         15.4 Release of Guaranty. Buyer shall cooperate with Sellers and/or Martin Bloom to cause the lessors under the Capital Leases to execute and deliver to Martin Bloom instruments that release him from personal liability under the Capital Leases; provided, however, that in no case shall Buyer be obligated to pay any amounts to obtain any such releases.

         16. INDEMNIFICATION BY SELLERS

         16.1 Generally. Sellers jointly and severally hereby agree to defend, indemnify and hold harmless Buyer against and with respect to:

         (a) Except to the extent assumed and agreed to be paid by Buyer pursuant to Section 3 hereof, any and all liabilities and obligations of Sellers, including, but not limited to, those arising from or in connection with ownership of the Assets or operation of the Business on or prior to the Closing Date, whether or not reflected in Seller's books and records and whether or not readily apparent on or prior to the Closing Date;

         (b) Any and all loss, injury, damage or deficiency resulting from any breach of any representation or warranty made by Sellers under this Agreement or any other agreement, instrument or document contemplated hereby;

         (c) Any and all loss, injury, damage or deficiency resulting from any material violation by Sellers of any applicable law, rule or regulation relating to the Business or any of the Assets on or prior to the Closing Date;

         (d) The loss, injury, damage or deficiency resulting from Buyer's failure to obtain approval from all applicable governmental authorities for the transfer of any liquor license related to any Restaurant or the transfer of the stock to be purchased by Buyer pursuant to the Stock Purchase Agreement, if and only if the failure to obtain a specific transfer approval is solely related to the actions or inactions of any of the Sellers or any of their affiliates. In such event, the funds being held in escrow pursuant to the Escrow Agreement will be disbursed to the Buyer in an amount equal to the amount set forth opposite each location's name on Exhibit T, and to the extent such funds are insufficient to pay to Buyer the full amount so required to be paid, then the Sellers shall be responsible for and shall promptly remit said deficit to Buyer. The parties agree for purposes of this section that the following are examples of instances where the lack of transfer approval would not be related solely to the actions or inactions of Sellers: if the lack of transfer approval is related to (i) the operations of the restaurant following the Closing (even if the operations of such restaurant were under the implicit or explicit control of Seller), (ii) a matter relating to Buyer or one of its employees, or (iii) a casualty at (provided that such casualty is not the result of any action or inaction on the part of Sellers or any of Sellers' affiliates), or condemnation of (provided that Sellers had no knowledge of such condemnation action prior to Closing), the Restaurant location. In these events, Buyer shall not be entitled to the release of any escrowed funds or indemnification from Seller under this section on account of the refusal or inability to obtain transfer approval.

         (e) Any and all loss, injury, damage or deficiency resulting from any misrepresentation or breach of warranty made by, or any non-fulfillment of any covenant or agreement on the part of, Laurel Bloom under the Stock Purchase Agreement;

         (f) Any payment made by the Buyer to any third party on account of any breach by Sellers of any representation, warranty, covenant or agreement of any kind; and

         (g) Any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

         16.2 Limitation on Sellers' Liability. Sellers' aggregate liability under this Section 16, shall be limited to the amount then held in escrow pursuant to the Escrow Agreement; provided, however, that (i) Sellers' liability under this Section 16 for claims related to the failure to obtain liquor licenses for any individual restaurant location shall equal the amount set forth opposite the name of such restaurant location as listed on Exhibit T, the aggregate amount of which equals $18,500,000; (ii) Sellers' aggregate liability for any claims based on the untruth or inaccuracy of any representation or warranty of Sellers contained in Section 9.12 and 9.19 hereof shall be limited to $10,000,000; and (iii) Sellers' liability for any claim based on the untruth or inaccuracy of any other representation or warranty made herein or in any statement, certificate or schedule furnished hereunder with an intent to defraud or with reckless disregard for the truth or accuracy thereof shall have no limit.

         16.3 Termination of Indemnification. The right to indemnity under this
Section 16 to the extent based on any misrepresentation or breach of warranty shall terminate on the third anniversary of the Closing Date, except (a) for (i) any claim based on the untruth or inaccuracy of any representation or warranty of Sellers contained in Section 9.12 or 9.19 hereof or (ii) any claim based on the untruth or inaccuracy of any other representation or warranty made herein or in any statement, certificate or schedule furnished hereunder with an intent to defraud or with reckless disregard for the truth or accuracy thereof, which shall survive indefinitely, and (b) that with respect to any pending claim for indemnity hereunder which shall have been made prior to such third anniversary, the right to indemnity shall not terminate until the final determination and satisfaction of such claim.

         16.4 Procedures. In addition to the procedures provided for in the Escrow Agreement, in the event any demands or claims are asserted against Buyer or any actions, suits or proceedings are commenced against Buyer for which Sellers are obligated to indemnify Buyer under this Section 16, then Buyer shall give timely notice thereof to Sellers in order to permit Sellers the necessary time to evaluate the merits of such demand, claim, action, suit or proceeding and defend, settle or compromise the same so that Sellers' interests are not materially prejudiced; but the omission to so notify Sellers promptly will not relieve Sellers from any liability except to the extent that the Sellers shall have been prejudiced as a result of the failure or delay in giving such notice. Within 10 business days after such notice (the "Notice Period"), Sellers shall assume the defense thereof with counsel chosen by Sellers or their insurer and reasonably acceptable to Buyer. Sellers shall not be liable for any costs or expenses incurred by Buyer in connection with any demand, claim, action, suit or proceeding for which Sellers are obligated to indemnify Buyer under this Section 16, provided that Sellers shall have assumed the defense thereof in accordance with this Section 16. If Sellers notify Buyer within the Notice Period that they desire to defend Buyer against such claim or demand from Buyer, then except as hereinafter provided Sellers shall defend, at their sole cost and expense, Buyer by appropriate proceedings, shall use their best efforts to settle or prosecute such proceedings to a final conclusion in such a manner as to avoid any risk of Buyer becoming subject to any injunctive or other equitable order for relief or to liability for any other matter, and shall control the conduct of such defense; provided, however, that Sellers shall not be entitled to assume the defense of any such proceeding pursuant to this Section 16 unless they have accepted and assumed in writing the obligation to indemnify Buyer with respect to damages arising from or relating to such proceeding, and that Sellers shall not, without the prior written consent of Buyer, consent to the entry of any judgment against Buyer or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to Buyer of a release, in form and substance reasonably satisfactory to Buyer, from all liability in respect of such claim or litigation. Furthermore, Sellers shall not be entitled to assume the defense of any proceeding pursuant to this Section 16 if the claim seeks any relief other than money damages, including any type of injunctive or other equitable relief. If the defendants in any such claim or demand include both Sellers and Buyer and Buyer shall have reasonably concluded that there may be legal defenses or rights available to Buyer which are different from, in actual or potential conflict with, or additional to those available to Sellers, Buyer shall have the right to select one law firm to act at Sellers' expense as separate counsel, on behalf of Buyer. In addition, if Buyer desires to participate in, but not control, any other defense or settlement, it may do so at its sole cost and expense. So long as Sellers are defending in good faith any such claim or demand, Buyer shall not settle such claim or demand without the consent of Sellers, which consent will not be unreasonably withheld.

         16.5 Settlement and Compromise. Sellers shall not settle or compromise any demands, claims, actions, suits or proceedings for which Buyer has sought indemnification from Sellers unless it shall have given Buyer not less than 15 days prior written notice of the proposed settlement or compromise and afforded Buyer an opportunity to consult with Sellers regarding the proposed settlement or compromise.

         16.6 Buyer Affiliates. For purposes of this Section 16, the term "Buyer" shall include Buyer and its officers, directors, shareholders and assignees.

         17. INDEMNIFICATION BY BUYER

         17.1 Generally. Buyer hereby agrees to defend, indemnify and hold harmless Sellers against and with respect to:

         (a) Any and all liabilities and obligations of Sellers assumed by Buyer pursuant to this Agreement and any and all liabilities and obligations arising from or in connection with ownership of the Assets or operation of the Business after the Closing Date, except to the extent Sellers are required to indemnify Buyer in respect thereof pursuant to Section 16.1;

         (b) Any and all loss, injury, damage or deficiency resulting from any breach of any representation or warranty made by Buyer under this Agreement;

         (c) Any and all loss, injury, damage or deficiency resulting from any non-fulfillment of any covenant or agreement on the part of Buyer under this Agreement;

         (d) Any cost, obligation, damage or liability imposed upon one or more of the Sellers, or Martin Bloom individually, arising from actions or inactions occurring from and after the Closing Date under the Capital Leases;

         (e) Any and all loss, injury, damage or deficiency resulting from violations by Buyer of the Worker Adjustment and Retraining Notification Act that occur after the Closing Date; and

         (f) Any and all demands, claims, actions, suits or proceedings, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

         17.2 Limitation on Buyer's Liability. Buyer's aggregate liability under this Section 17, shall be limited to $1,500,000, except that Buyer's liability for any claim based on the untruth or inaccuracy of any other representation or warranty made herein or in any statement, certificate or schedule furnished hereunder with an intent to defraud or with reckless disregard for the truth or accuracy thereof shall have no limit.

         17.3 Termination of Indemnification. The right to indemnity under this
Section 17 to the extent based on any misrepresentation or breach of warranty shall terminate on the third anniversary of the Closing Date, except (a) for any claim based on the untruth or inaccuracy of any representation or warranty made herein or in any statement, certificate or schedule furnished hereunder with an intent to deceive or defraud or with reckless disregard for the truth or accuracy thereof, which shall survive indefinitely, and (b) that with respect to any pending claim for indemnity hereunder which shall have been made prior to such third anniversary, the right to indemnity shall not terminate until the final determination and satisfaction of such claim.

         17.4 Procedures. In addition to the procedures provided for in the Escrow Agreement, in the event any demands or claims are asserted against Sellers or any actions, suits or proceedings are commenced against Sellers for which Buyer is obligated to indemnify Seller under this Section 17, then Sellers shall give timely notice thereof to Buyer in order to permit Buyer the necessary time to evaluate the merits of such demand, claim, action, suit or proceeding and defend, settle or compromise the same so that Buyer's interest is not materially prejudiced; but the omission to so notify Buyer promptly will not relieve Buyer from any liability except to the extent that the Buyer shall have been prejudiced as a result of the failure or delay in giving such notice. Within 10 business days after such notice (the "Notice Period"), Buyer shall assume the defense thereof with counsel chosen by Buyer and reasonably acceptable to Sellers. Buyer shall not be liable for any costs or expenses incurred by Sellers in connection with any demand, claim, action, suit or proceeding for which Buyer is obligated to indemnify Seller under this Section 17, provided that Buyer shall have assumed the defense hereof in accordance with this Section 17. If Buyer notifies Sellers within the Notice Period that it desires to defend Sellers against such claim or demand from Sellers, then except as hereinafter provided Buyer shall defend, at its sole cost and expense, Sellers by appropriate proceedings, shall use its best efforts to settle or prosecute such proceedings to a final conclusion in such a manner as to avoid any risk of Sellers becoming subject to any injunctive or other equitable order for relief or to liability for any other matter, and shall control the conduct of such defense; provided, however, that Buyer shall not be entitled to assume the defense of any such proceeding pursuant to this Section 17 unless it has accepted and assumed in writing the obligation to indemnify Sellers with respect to damages arising from or relating to such proceeding, and that Buyer shall not, without the prior written consent of Sellers, consent to the entry of any judgment against Sellers or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to Sellers of a release, in form and substance reasonably satisfactory to Sellers, from all liability in respect of such claim or litigation. Furthermore, Buyer shall not be entitled to assume the defense of any proceeding pursuant to this Section 17 if the claim seeks any relief other than money damages, including any type of injunctive or other equitable relief. If the defendants in any such claim or demand include both Sellers and Buyer and Sellers shall have reasonably concluded that there may be legal defenses or rights available to Sellers which are different from, in actual or potential conflict with, or additional to those available to Buyer, Sellers shall have the right to select one law firm to act at Buyer's expense as separate counsel, on behalf of Sellers. In addition, if Sellers desire to participate in, but not control, any other defense or settlement, they may do so at their sole cost and expense. So long as Buyer is defending in good faith any such claim or demand, Sellers shall not settle such claim or demand without the consent of Buyer, which consent will not be unreasonably withheld.

         17.5 Settlement and Compromise. Buyer shall not settle or compromise any demands, claims, actions, suits or proceedings for which Sellers have sought indemnification from Buyer unless it shall have given Sellers not less than 15 days prior written notice of the proposed settlement or compromise and afforded Sellers an opportunity to consult with Buyer regarding the proposed settlement or compromise.

         18. TERMINATION OF AGREEMENT. This Agreement may be terminated as follows:

         18.1 Termination by Buyer. By Buyer at any time for any reason in its sole discretion by giving written notice of termination to Sellers.

         18.2 Automatic Termination. If the transactions contemplated by this Agreement shall not have been consummated by January 15, 2002.

         18.3 Rights Upon Termination. Except as provided below, upon termination of this Agreement under this Section 18, this Agreement shall become null and void and no party shall owe any right or obligation to the other party on account of the failure to consummate the transactions herein contemplated, and each party shall be obligated to pay its own costs and expenses, except that: (i) the parties shall continue to observe the terms and conditions of any covenant, agreement or promise pertaining to confidentiality as herein provided (however formally designated); and (ii) if (x) Buyer terminates this Agreement because Sellers have materially and intentionally breached a representation or warranty, breached a covenant contained in Section 13, failed to perform any of their obligations to the extent herein provided, or failed to use their best efforts to diligently proceed to closing, or (y) Buyer terminates this Agreement and Stephen Immel has obtained an injunction prohibiting the consummation of the transactions contemplated by this Agreement by January 15, 2002, then Sellers shall pay to Buyer an amount equal to the Buyer's Out-of-Pocket Expenses, as hereinafter defined, but in any event not more than $500,000. "Out-of-Pocket Expenses" shall mean expenses incurred by or on behalf of such party in connection with the negotiation, preparation, financing, execution or consummation of this Agreement and the transactions contemplated hereby, including reasonable legal, accounting, travel, financing, commitment and other documented out-of-pocket expenses paid to a third party.

         19. ASSIGNMENT. This Agreement may not be assigned by either party hereto without the prior written consent of the other; provided, however, Buyer may collaterally assign or grant a security interest in its rights and interests under this Agreement to any bank or financial institution providing financing to Buyer to secure such financing; provided further that any such collateral assignment or security interest shall not release Buyer of any of its obligations hereunder or impose any obligations on such bank or financial institution. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns, and no person, firm or corporation other than the parties, their successors and permitted assigns, shall acquire or have any rights under or by virtue of this Agreement.

         20. COVENANT OF FURTHER ASSURANCES. From time to time after the Closing, at the request of Buyer and without further consideration, Sellers will execute and deliver such other instruments of transfer and take such other actions as Buyer may reasonably require to transfer the Assets to, and vest title of the Assets in, Buyer, and to put Buyer in possession of the Assets. In the event that it shall be necessary for Sellers to qualify to do business as a foreign corporation in any state after the Closing in order for Buyer to enforce any material claim, Sellers shall so qualify promptly upon written request of Buyer.

         21. CONFIDENTIALITY AND NONDISCLOSURE. Sellers covenant and agree from and after the date hereof to maintain in strict confidence and not to use or disclose to others the recipes and intellectual property of Sellers to be transferred to Buyer pursuant to this Agreement. Buyer covenants and agrees to maintain in strict confidence any information it obtains from the personnel records of Seller. Buyer, on the one hand, and Sellers, on the other hand, shall keep confidential all information and records of the other party and shall maintain them as confidential and shall not disclose them to any third party without the consent of the other party except in response to legal process or to the extent required by law. The confidentiality agreement dated September 5, 2001 between Buyer and Sellers' agent, Tucker Anthony Sutro, shall survive the execution of this Agreement, but shall terminate effective on the Closing Date, but only if the transaction does close.

         22. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein, and all other written representations and warranties of Buyer and Sellers contained in the instruments executed in connection with the consummation of the transactions provided for herein, shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and shall continue in effect for the periods described in Sections 16.3 and 17.3.

         23. PUBLIC ANNOUNCEMENT. Any and all public announcements of any kind or nature whatsoever concerning the transactions contemplated hereby shall be made at such time and in such manner as the parties hereto shall mutually agree, such consent not to be unreasonably withheld, except that the parties hereto shall be permitted to make all necessary disclosures in connection with the transactions contemplated by this Agreement to the extent required by law or to the extent necessary to satisfy its contractual obligations, provided that, in the event of disclosures other than those contained in filings with the Securities and Exchange Commission, prior notice of such disclosure is given to the other parties hereto.

         24. ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules attached to this Agreement, constitutes the entire agreement and understanding between Sellers and Buyer with respect to the sale and purchase of the Assets and the other transactions contemplated by this Agreement. All prior representations, understandings and agreements between the parties with respect to the purchase and sale of the Assets and the other transactions contemplated by this Agreement are superseded by the terms of this Agreement.

         25. AMENDMENT AND WAIVER. Any provision of this Agreement may be amended or waived only by a writing signed by the party against which enforcement of the amendment or waiver is sought.

         26. CHOICE OF LAW. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Massachusetts, as though all acts and omissions related to this Agreement occurred in the State of Massachusetts.

         27. SEVERABILITY. The provisions of this Agreement shall, where possible, be interpreted so as to sustain their legality and enforceability, and for that purpose the provisions of this Agreement shall be read as if they cover only the specific situation to which they are being applied. The invalidity or unenforceability of any provision of this Agreement in a specific situation shall not affect the validity or enforceability of that provision in other situations or of other provisions of this Agreement.

         28. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered an original.

         29. NOTICES. All notices given pursuant to this Agreement shall be in writing and shall be delivered by hand or sent by United States registered mail, postage prepaid, addressed as follows (or to another address or person as a party may specify on notice to the other):

                  (i)      If to Buyer:

                           BUCA, Inc.
                           1300 Nicollet Mall, Suite 5003
                           Minneapolis, MN 55403
                           Attention:  Greg A. Gadel

                           With a copy to:

                           Faegre & Benson LLP
                           2200 Wells Fargo Center
                           90 South Seventh Street
                           Minneapolis, MN 55402-3901
                           Attention:  Douglas P. Long

                  (ii)     If to Representative:

                           Martin Bloom
                           237 Highland Avenue
                           Needham, MA  02494

                           With copies to:

                           Bernkopf, Goodman & Baseman
                           125 Summer Street
                           Boston, MA 02110
                           Attention:  Martin C. Pomeroy

                           Lourie & Cutler
                           60 State Street
                           Boston, Massachusetts  02109
                           Attention:  William J. Eisen


         30. KNOWLEDGE OF THE PARTIES. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge or to the knowledge of any of the parties hereto, each of the parties hereto acknowledges and confirms that, as to the matters that are the subject of such representations and warranties, such knowledge is specifically limited to the collective actual knowledge (which shall mean the conscious awareness of facts or other information and shall not include constructive knowledge of any matters) of Martin Bloom, Richard Tanz, Carole Bloom, Laurel Bloom, Sam Slattery and Kenneth Cox.

         31. PERSONAL INDEMNIFICATION BY SHAREHOLDERS.

         31.1 Representations and Warranties of the Shareholders. Each of the Shareholders severally represents and warrants to Buyer that the statements contained in this Section 31.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 31(a)) with respect to himself or herself.

         (a) Authorization. The Shareholder has full power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions.

         (b) Noncontravention. Neither the execution and the delivery of this Agreement by the Shareholder, nor the performance by the Shareholder of his or her obligations under this Section 31, will (i) violate any injunction, judgment, order, decree, ruling, charge, or other restriction of the government, governmental agency, or court to which the Shareholder is subject, or violate any constitution, statute, regulation or rule to which the Shareholder is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Shareholder is a party or by which he or she is bound or to which any of his or her assets is subject.

         31.2 Agreement and Joinder. Each Shareholder hereby agrees to indemnify Buyer to the extent and pursuant to and in accordance with the terms and provisions set forth in Section 16, as if each Shareholder were a Seller under this Agreement; provided, however, that each Shareholder's indemnification shall be limited to his or her Allocable Portion of such claims. "Allocable Portion" shall mean, with respect to any Shareholder, the percentage set forth opposite the name of such Shareholder in the Exhibit U. Each Shareholder also hereby agrees to defend, indemnify and hold harmless Buyer against and with respect to any and all loss, injury, damage or deficiency resulting from any misrepresentation or breach of warranty made by such Shareholder under this
Section 31.

         31.3 Additional Indemnification. Sellers jointly and severally hereby agree to defend, indemnify and hold harmless Buyer and its officers, directors, shareholders and assignees against and with respect to any and all loss, injury, damage or deficiency resulting from any and all agreements or arrangements of Sellers or Shareholders with Carole Bloom. Sellers jointly and severally hereby agree to defend, indemnify and hold harmless Buyer and its officers, directors, shareholders and assignees against and with respect to any and all loss, injury, damage or deficiency resulting from and after Closing from any and all agreements or arrangements of Sellers or Shareholders with Stephen Immel. The indemnification obligations set forth in this Section 31.3 shall not be subject to any limitations whatsoever, including those contained in Section 16.

         31.4 Post-Closing Covenants. Shareholders agree that in case at any time after the Closing any further action is necessary to carry out the purposes of the Agreement, each of the Shareholders will take such further action (including the execution and delivery of such further instruments and documents) as Buyer may reasonably request, all at the sole cost and expense of Buyer (unless Buyer is entitled to indemnification therefor under Section 16). Shareholders shall take all action necessary to cause Sellers to fulfill the covenants and agreements of Sellers contained in the Agreement.

         IN WITNESS WHEREOF, Buyer, Sellers and the Shareholders (as to the matters set forth in Section 31 only) have caused this Agreement to be executed and delivered by their duly authorized officers as of the date and year first above written.

BUYER:                                BUCA, INC.


                                      By
                                        ----------------------------------------
                                        Its
                                           -------------------------------------

SELLERS:                              VT ADMINISTRATIVE, INC.


                                      By
                                        ----------------------------------------
                                        Its
                                           -------------------------------------


                                      BACK BAY RESTAURANT
                                       ASSOCIATES LIMITED PARTNERSHIP

                                      By First Julian Corporation
                                        Its General Partner


                                      By
                                        ----------------------------------------
                                        Its
                                           -------------------------------------


                                      BEACON RESTAURANT
                                       ASSOCIATES LIMITED PARTNERSHIP

                                      By First Julian Corporation
                                        Its General Partner


                                      By
                                        ----------------------------------------
                                        Its
                                           -------------------------------------


                                      DANVERS RESTAURANT
                                       ASSOCIATES LIMITED PARTNERSHIP

                                      By First Julian Corporation
                                        Its General Partner


                                      By
                                        ----------------------------------------
                                        Its
                                           -------------------------------------

                                      DEDHAM RESTAURANT
                                       ASSOCIATES LIMITED PARTNERSHIP

                                      By First Julian Corporation
                                        Its General Partner


                                      By
                                        ----------------------------------------
                                        Its
                                           -------------------------------------


                                      EXTON RESTAURANT
                                       ASSOCIATES LIMITED PARTNERSHIP

                                      By
                                        ----------------------------------------
                                        Its General Partner


                                      By
                                        ----------------------------------------
                                        Its
                                           -------------------------------------


                                      LEXINGTON RESTAURANT
                                       ASSOCIATES LIMITED PARTNERSHIP

                                      By First Julian Corporation
                                        Its General Partner


                                      By
                                        ----------------------------------------
                                        Its
                                           -------------------------------------


                                      NATICK RESTAURANT
                                       ASSOCIATES LIMITED PARTNERSHIP

                                      By First Taylor Corporation
                                        Its General Partner


                                      By
                                        ----------------------------------------
                                        Its
                                           -------------------------------------

                                      S & S RESTAURANT
                                       ASSOCIATES LIMITED PARTNERSHIP

                                      By First Julian Corporation
                                        Its General Partner


                                      By
                                        ----------------------------------------
                                        Its
                                           -------------------------------------


                                      WYNNEWOOD RESTAURANT
                                       ASSOCIATES LIMITED PARTNERSHIP

                                      By First Julian Corporation
                                        Its General Partner


                                      By
                                        ----------------------------------------
                                        Its
                                           -------------------------------------


                                      FIRST BEACON OPERATING CORP.


                                      By
                                        ----------------------------------------
                                        Its
                                           -------------------------------------


                                      FIRST COLE CORP.


                                      By
                                        ----------------------------------------
                                        Its
                                           -------------------------------------


                                      FIRST JORDAN CORPORATION


                                      By
                                        ----------------------------------------
                                        Its
                                           -------------------------------------

                                      FIRST JULIAN CORPORATION


                                      By
                                        ----------------------------------------
                                        Its
                                           -------------------------------------


                                      FIRST LEE CORPORATION


                                      By
                                        ----------------------------------------
                                        Its
                                           -------------------------------------


                                      FIRST MICHAELLA CORP.


                                      By
                                        ----------------------------------------
                                        Its
                                           -------------------------------------


                                      SEEKONK OPERATING CORP.


                                      By
                                        ----------------------------------------
                                        Its
                                           -------------------------------------


                                      SHREWSBURY OPERATING CORP.


                                      By
                                        ----------------------------------------
                                        Its
                                           -------------------------------------


                                      FIRST TAYLOR CORPORATION


                                      By
                                        ----------------------------------------
                                        Its
                                           -------------------------------------

                                      FIRST JULIAN CORPORATION, as trustee
                                        of Beacon Street Realty Trust


                                      By
                                        ----------------------------------------
                                        Its
                                           -------------------------------------


SHAREHOLDERS:                         ------------------------------------------
(As to Section 31 only)               Martin Bloom


                                      ------------------------------------------
                                      Laurel Bloom


                                      ------------------------------------------
                                      Richard Tanz


                                      ------------------------------------------
                                      Carole Bloom